EXHIBIT 26.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                   TRUSTEE PURSUANT TO SECTION 305(b)(2)_____

                             ----------------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                                 75-2353745
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                      identification no.)

2001 Ross Avenue, Suite 2700                                     75201-2936
     Dallas, Texas                                               (Zip code)
  (Address of trustee's
principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                            Dallas, Texas 75201-2936
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                             ----------------------

                      American Residential Services, Inc.
              (Exact name of obligor as specified in its charter)

          Delaware                                               76-0484976
(State of other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

     Post Oak Tower, Suite 725
         5051 Westheimer
         Houston, Texas                                          77056
(Address of principal executive offices)                       (Zip code)

                             ----------------------

                 7 1/4% Convertible Subordinated Notes Due 2004
                      (Title of the indenture securities)
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
                                    GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of Dallas (11th District), Dallas, Texas
               (Board of Governors of the Federal Reserve System)
              Federal Deposit Insurance Corporation, Dallas, Texas
          The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

         The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the Trustee:

As of May 19, 1997

                 Col A.                                    Col B.
             Title of Class                          Amount Outstanding
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  Capital Stock - par value $100 per share              5,000 shares

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not Applicable

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not Applicable

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     Not Applicable

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not Applicable

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not Applicable

13.  DEFAULTS BY THE OBLIGOR.

     Not Applicable

14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not Applicable

15.  FOREIGN TRUSTEE.

     Not Applicable

16.  LIST OF EXHIBITS.

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16. (con't)

     T-1.2 - A copy of the certificate of authority of U.S. Trust Company of Texas, N.A. to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3 - A copy of the authorization of U.S. Trust Company of Texas, N.A. to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 -   A copy of the By-laws of U.S. Trust Company of Texas, N.A.
               as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.6 - A consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

As of May 19, 1997 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 19, 1997 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,340,102 shares of $1 par value Common Stock as of May 19, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S. Trust Company of Texas, N.A., U.S. T.L.P.O. Corp, and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors of officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

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
SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S. Trust Company of Texas, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 19th day of May, 1997.

                                   U.S. Trust Company of Texas, N.A.
                                   Trustee

                                   By: /s/ BILL BARBER
                                           Bill Barber
                                           Vice President

                                                                   Exhibit T-1.6
CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of American Residential Services, Inc. 7 1/4% Convertible Subordinated Notes due 2004, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                   U.S. Trust Company of Texas, N.A.

                                   By: /s/ BILL BARBER
                                           Bill Barber
                                           Vice President

                                                                   Exhibit T-1.7

                                Board of Governors of the Federal Reserve System
                                OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
Federal Financial               Office of the Comptroller of the Currency
Institutions Examination        OMB Number: 1557-0081
Council                         Expires March 31, 1999
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                                Please Refer to Page i,                    (1)
                                Table of Contents, for
(LOGO)                          the required disclosure
                                of estimated burden
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CONSOLIDATED REPORTS OF CONDITION
AND INCOME FOR A BANK WITH DOMESTIC
OFFICES ONLY AND TOTAL ASSETS OF
LESS THAN $100 MILLION -- FFIEC 034           (970331)
                                            (RCRI 9999)
REPORT AT THE CLOSE OF BUSINESS
March 31, 1997

This report is required by law: 12      This report form is to be filed by
U.S. C. Section 324 (State member       banks with domestic offices only.
banks); 12 U.S. C. Section 1817         Banks with branches and
(State nonmember banks); and 12         consolidated subsidiaries in U.S.
U.S. C. Section 161 (National           territories and possessions, Edge
banks).                                 or Agreement subsidiaries foreign
                                        branches, consolidated foreign
                                        subsidiaries, or International Banking
                                        Facilities must file FFIEC 031.
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NOTE: The Reports of Condition and      The Reports of Condition and Income
Income must be signed by an             are to be prepared in accordance
authorized officer and the Report       with Federal regulatory authority
of Condition must be attested to by     instructions. NOTE: these
not less than two directors             instructions may in some cases
(trustees) for State nonmember          differ from generally accepted
banks and three directors for State     accounting principles.
member and National Banks.
                                        We, the undersigned directors
I, Alfred B. Childs, SVP & Cashier      (trustees), attest to the
    Name and Title of Officer           correctness of this Report of
    Authorized to Sign Report           Condition (including the supporting
                                        schedules) and declare that it has
of the named bank do hereby declare     been examined by us and to the best
that these Reports of Condition and     of our knowledge and belief has
Income (including the supporting        been prepared in conformance with
schedules) have been prepared in        the instructions issued by the
conformance with the instructions       appropriate Federal regulatory
issued by the appropriate Federal       authority and is true and correct.
regulatory authority and are true
to the best of my knowledge and
belief.                                 /s/ STUART M. PEARMAN
                                            Stuart M. Pearman
/s/ ALFRED B. CHILDS                        Director (Trustee)
    Alfred B. Childs
  Signature of Officer                  /s/ J.T. MOORE JR.
Authorized to Sign Report                   J.T. Moore Jr.
                                            Director (Trustee)
April 17, 1997
Date of Signature                       /s/ PETER J. DENKER
                                            Peter J. Denker
                                            Director (Trustee)
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FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the          NATIONAL BANKS: Return the
original and one copy to the            original only in the special return
appropriate Federal Reserve             address envelope provided. If
District Bank.                          express mail is used in lieu of the
                                        special return address envelope, return
STATE NONMEMBER BANKS: Return the       the original only to the FDIC, c/o
original only in the special return     Quality Data Systems, 2127 Espey
address envelope provided. If           Court, Suite 204, Crofton, MD
express mail is used in lieu of the     21114.
special return address envelope,
return the original only to the FDIC,
c/o Quality Data Systems, 2127 Espey
Court, Suite 204, Crofton, MD
21114.
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FDIC Certificate Number __________                                    12-31-96
                        (RCRI 9050)

                             Banks should affix the address label in this space.

                             U.S. Trust Company of Texas, National Association Legal Title of Bank (TEXT 9010)

                             2001 Ross Avenue, Suite 2700
                             City (TEXT 9130)

                             Dallas, TX                       75201
                             State Abbrev. (TEXT 9200)      ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.
2100 ROSS AVENUE, SUITE 2700
DALLAS, TX 75201

Call Date:    03/31/97             State #:  6797                FFIEC 034
Vendor ID:           D             Cert#:    33217               Page RC-2
Transit#:     11101765                                                9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET                                                C100

                                                                                                         Dollar Amounts in Thousands
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ASSETS
1. Cash and balances due from depository institutions:                                                         RCON
     a. Noninterest-bearing balances and currency and coin (1,2) .....................     --         --       0081       1,255  1.a
     b. Interest bearing balances (3) ................................................     --         --       0071         629  1.b
2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A) ...................     --         --       1754           0  2.a
     b. Available-for-sale securities (from Schedule RC-B, column D) .................     --         --       1773     105,764  2.b
3. Federal funds sold and securities purchased under agreements to resell:
     a. Federal funds sold (4) .......................................................     --         --       0276           0  3.a
     b. Securities purchased under agreements to resell (5) ..........................     --         --       0277           0  3.b
4. Loans and lease financing receivables:                                                  RCON
     a. Loans and leases, net of unearned income (from Schedule RC-C) ................     2122     43,079     --             -  4.a
     b. LESS: Allowance for loan and lease losses ....................................     3123        511     --             -  4.b
     c. LESS: Allocated transfer risk reserve ........................................     3128          0     --             -  4.c
     d. Loans and leases, net of unearned income, allowance, and reserve                                       RCON
          (item 4.a minus 4.b and 4.c) ...............................................     --         --       2125      42,568  4.d
5. Trading assets ....................................................................     --         --       3545           0  5.
6. Premises and fixed assets (including capitalized leases) ..........................     --         --       2145         752  6.
7. Other real estate owned (from Schedule RC-M) ......................................     --         --       2150           0  7.
8. Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M) ............................................................     --         --       2130           0  8.
9. Customers' liability to this bank on acceptances outstanding ......................     --         --       2155           0  9.
10. Intangible assets (from Schedule RC-M) ...........................................     --         --       2143           0 10.
11. Other assets (from Schedule RC-F) ................................................     --         --       2160       1,933 11.
12.  a. Total assets (sum of items 1 through 11) .....................................     --         --       2170     152,901 12.a
     b. Losses deferred pursuant to U.S.C. 1823(j) ...................................     --         --       0306           0 12.b
     c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
          (sum of items 12.a and 12.b) ...............................................     --         --       0307     152,901 12.c

(1)  Includes cash items in process of collection and unposed debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report 'term federal funds sold' in Schedule RC, item 4.a, 'Loans and leases, net of unearned income,' and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'

U.S. Trust Company of Texas, N.A.       Call Date:     3/31/97   State #:  6797      FFIEC 034
2100 Ross Avenue, Suite 2700            Vendor ID:           D   Cert #:   33217     Page RC-2
Dallas, TX 75201                        Transit #:    11101765
                                                                                         10
SCHEDULE RC - CONTINUED
                                                                  Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits                                                          RCON
    a. In domestic offices (sum of totals of      RCON                ----
       columns A and C from Schedule RC-E)        ----                2200      124,978   13.a
       (1) Noninterest-bearing (1)                6631      19,997                        13.a.1
       (2) Interest-bearing                       6636     104,981
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs
       (1) Noninterest-bearing
       (2) Interest-bearing
14. Federal funds purchased and securities                            RCON
    sold under agreements to repurchase:                              ----
    a. Federal funds purchased (2)                                    0278            0   14.a
    b. Securities sold under agreements to
       repurchase (3)                                                 0279            0   14.b
15. a. Demand notes issued to the U.S. Treasury                       2840            0   15.a
    b. Trading liabilities                                            3548            0   15.b
16. Other borrowed money:
    a. WITH A REMAINING MATURITY OF ONE YEAR
       OR LESS                                                        2332        1,000   16.a
    b. WITH A REMAINING MATURITY OF MORE THAN
       ONE YEAR                                                       2333        5,000   16.b
17. Mortgage indebtedness and obligations under
    capitalized leases                                                2910            0   17.
18. Bank's liability on acceptances executed
    and outstanding                                                  29200            0   18.
19. Subordinated notes and debentures                                 3200            0   19.
20. Other liabilities (from Schedule RC-G)                            2930        1,468   20.
21. Total liabilities (sum of items 13
    through 20)                                                       2948      132,446   21.
22. Limited-life preferred stock and related
    surplus                                                           3282            0   22.

EQUITY CAPITAL
23. Perpetual preferred stock and related
    surplus                                                           3838        7,000   23.
24. Common Stock                                                      3230          500   24.
25. Surplus (exclude all surplus related to
    preferred stock)                                                  2829        8,384   25.
26. a. Undivided profits and capital reserves                         3632        4,711   26.a
    b. Net unrealized holding gains (losses)
       on available-for-sale securities                               8434         (140)  26.b
27. Cumulative foreign currency translation
    adjustments                                                       3210
28. a. Total equity capital (sum of items 23
       through 27)                                                    3210       20,455   28.a
    b. Losses deferred pursuant to
       12 U.S.C. 1823(j)                                              0306            0   28.b
    c. Total equity capital and losses
       deferred pursuant to 12 U.S.C. 1823(j)
       (sum of items 28.a and 28.b)                                   3559       20,455   28.c
29. Total liabilities, limited-life preferred
    stock, equity capital, and losses deferred
    pursuant to 12 U.S.C. 1823(j) (sum of
    items 21, 22, and 28.c)                                           2257      152,901   29.

MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number
    of the statement below that best describes
    the most comprehensive level of auditing work                     RCON
    performed for the bank by independent external                    ----
    auditors as of any date during 1995                               6724            1   M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report "term federal funds purchased" in Schedule RC, item 16, 'Other borrowed money.'

(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, 'Federal funds purchased.'